UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
____________________

FORM 8-K
____________________

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 15, 2016

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WESTMORELAND COAL COMPANY
(Exact Name of Registrant as Specified in Charter)
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Delaware	001-11155	23-1128670
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

9540 South Maroon Circle, Suite 200 Englewood, CO	80112
(Address of Principal Executive Offices)	(Zip Code)

Registrant's telephone number, including area code: (855) 922-6463

N/A
(Former Name or Former Address, if Changed Since Last Report)
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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Departure of Chief Financial Officer

Today Westmoreland Coal Company (the "Company") announced that on November 15, 2016, Jason Veenstra provided notice of his resignation from his position as Chief Financial Officer ("CFO") and Treasurer of the Company effective December 15, 2016.

Appointment of Interim Chief Financial Officer

While the Company's search for a permanent CFO is ongoing, it has named Gary Kohn as CFO and Treasurer on an interim basis, effective immediately. Mr. Kohn, 50, is currently the Company's Vice President, Investor Relations and will continue to serve in this role while taking over the Company's principal financial officer responsibilities.

Mr. Kohn joined the Company as Vice President, Investor Relations in April 2016. Mr. Kohn held diverse leadership position in investor relations, treasury, and financial planning and analysis across several public companies including First Data, Western Union, Ciber and most recently Intrepid Potash. Mr. Kohn began his career as a CPA with a focus on audit and taxation. He earned his Bachelor of Science degree in Accounting from the University of Northern Colorado in 1988.

There are no family relationships between Mr. Kohn and an of our directors or executive officers and there are no arrangements or understandings between he and other persons pursuant to which he was selected as an officer. There are no related party transactions between Mr. Kohn and the Company.

Item 9.01. Financial Statements and Exhibits

(d) Exhibits

Exhibit No.	Description

99.1	Westmoreland Coal Company Press Release dated November 21, 2016

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WESTMORELAND COAL COMPANY

Date: November 21, 2016	By:	/s/ Jennifer S. Grafton
Jennifer S. Grafton SVP, Chief Administrative Officer and Secretary

EXHIBIT INDEX

Exhibit No.	Description

99.1	Westmoreland Coal Company Press Release dated November 21, 2016